Exhibit 10.39

FORM OF AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) dated as of December 31, 2008 is by and between Pacer _____________, Inc. (the “Company”), and ___________________ (the “Executive”).

WHEREAS, the Company and the Executive have executed a Employment Agreement dated as of ___________________ (together with any previous amendments, the “Agreement”);

WHEREAS, the Company and Executive wish to enter into this Amendment to modify the Agreement as set forth herein.

Accordingly, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Executive, the Company and the Executive hereby agree as follows:

1.	Effective immediately the Agreement is amended to add the following paragraph to the end of Section 8(b):

Notwithstanding the provisions of this Section 8(b), if on the date of Executive’s termination, Executive is a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and an exception from Section 409A’s requirements is not available as to any one or more payments or installments, Executive shall not receive a distribution of such payment or installment under this Agreement until six months after the date of termination. If Executive is subject to the restriction described in the previous sentence, Executive will be paid on the first day of the seventh month after termination an amount equal to the benefit that Executive would have been paid during such six-month period absent such restriction. In furtherance of the application of all possible exceptions to requirements of Section 409A, each payment or installment shall be treated as a separate payment in order to maximize the application of payments during the “short term deferral period” under Section 409A.

2.	Except as expressly modified by this Amendment, the Agreement remains in full force and effect in accordance with its terms

3.	This Amendment may be executed in counterparts, each of which shall be deemed an original. Execution by facsimile or other electronic counterpart shall constitute a valid manner of execution.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed by their duly authorized representatives as of the date first listed above.

Pacer ______________, Inc.

By:
Name:
Title:

[Name of Executive]

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